                                                                     EXHIBIT 1.1


                        [FORM OF UNDERWRITING AGREEMENT]

                                4,600,000 Shares

                                   ITXC Corp.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                  March __, 2000

Lehman Brothers Inc.
CIBC World Markets Corp.
PaineWebber Incorporated
First Analysis Securities Corporation
Kaufman Bros., L.P.,
As Representatives of the several
 Underwriters named in Schedule 1 hereto, c/o Lehman Brothers Inc.
Three World Financial Center
New York New York 10285

Dear Sirs:

          ITXC Corp., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders") propose to sell an aggregate of 4,000,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). Of the 4,000,000 shares of the Firm Stock, 2,000,000 shares are being sold by the Company and 2,000,000 by the Selling Stockholders. In addition, the Company and certain of the Selling Stockholders propose to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 600,000 shares of Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). Of the 600,000 shares of the Option Stock, 129,743 shares are being sold by the Company and 470,257 by certain Selling Stockholders. The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

          SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

          (a) A registration statement on Form S-1 and one or more amendments thereto with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the
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"Commission") thereunder, (ii) been filed with the Commission under the
Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Stock. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c)  The Company and each of its subsidiaries (as defined in Section
17) have (i) been duly incorporated or organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, (ii) are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except, in the case of clauses (ii) and
(iii), where the failure to so qualify and be in good standing as a foreign corporation or foreign limited liability companies or have such power or authority would not,
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singularly or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); the Company has no subsidiaries other than ITXC Data Transport Services LLC, a Delaware limited liability company (the "Domestic Subsidiary"), ITXC, Ltd., a [Lowenstein to provide] company, and ITXC Asia PTE Ltd., a Singapore company; and none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

          (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens securing the Credit Agreement, dated as of August 20, 1998, as amended and/or restated through the date hereof (the "Credit Agreement"), between the Company and PNC Bank, National Association.

          (e) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the description thereof contained in the Prospectus.

          (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

          (g) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the certificate of
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incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its subsidiaries or
(ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (i) Except as set forth in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (j) Except as set forth in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information and data filed as part of the Registration Statement or included in
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the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (m) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (n) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

          (o) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (p) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

          (q) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference as exhibits as permitted by the Rules and Regulations.
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          (s)  No relationship, direct or indirect, exists between or among the
Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

          (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

          (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best of the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (v) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except where the failure to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

          (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than shares of Common Stock issued upon the exercise of options described in the Prospectus), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (x)  The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
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          (y)  Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for such defaults, violations and failures which would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
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          (bb)  Neither the Company nor any subsidiary is, or upon application of the net proceeds from the sale of the Stock as set forth in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          SECTION 2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder (or in the case of Section 2(f), each Management Selling Stockholder, as defined below) severally represents, warrants and agrees that:

          (a) The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with Continental Stock Transfer & Trust Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form representing the shares of Stock to be sold by the Selling Stockholder hereunder.

          (c) The Selling Stockholder has duly executed and delivered an irrevocable power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing Tom I. Evslin and Edward B. Jordan as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

          (d) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of applicable organizational documents of the Selling Stockholder (unless an individual) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws and by the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or
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registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

          (e) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company (i) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein or (ii) by or on behalf of any other Selling Stockholder specifically for inclusion therein; provided further that except for Tom I. Evslin, Edward B. Jordan and John G. Musci (collectively, the "Management Selling Stockholders"), the Selling Stockholder shall have no liability under this Section 2(e) except to the extent that the untrue statement or omission is or will be made in reliance upon and in conformity with information concerning such Selling Stockholder furnished to the Company in writing by or on behalf of that Selling Stockholder specifically for inclusion therein.

          (f) Each Management Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has had or may have a Material Adverse Effect and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

          (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,000,000 shares of the Firm Stock and each Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite his, her or its name on Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Stock which represents the same proportion of the number of
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shares of the Firm Stock to be sold by the Company, and by each Selling
Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

          In addition, the Company and the Selling Stockholders identified as "Option Stockholders" in Schedule 2 hereto (collectively, the "Option Stockholders") grant, severally and not jointly, to the Underwriters an option to purchase up to an aggregate of 600,000 shares of the Option Stock. Such options are granted solely for the purpose of covering over-allotments in the sale of Firm Stock and are exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased from the Company and the Option Stockholders in the priority described in Section 5 severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

          The price of both the Firm Stock and any Option Stock shall be $_____ per share.

          The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

          SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

          SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York New York 10017, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds to bank accounts designated by the Company and the Selling Stockholders at least two business days prior to the First Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of
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expediting the checking and packaging of the certificates for the Firm Stock the
Company and the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date".

          The priority of purchases and sales of any such shares of Option Stock shall be determined as follows:

         (i)   In the event the Underwriters exercise the option granted in
               Section 3 in full, then (A) each of the Option Stockholders agrees to sell the number of shares of Option Stock set forth in
               Schedule 2 opposite his, her or its name and (B) the Company agrees to sell the number of shares of Option Stock set forth in the first paragraph of this Agreement.

          (ii) In the event the Underwriters exercise the over-allotment option for a number of shares of Option Stock (the "Actual Exercise Amount") which is less than 600,000 but greater than 470,257, then each of the Option Stockholders and the Company agrees, severally and not jointly, to sell the number of shares of Option Stock determined as follows:

               (A) first, each Option Stockholder agrees to sell the number of shares of Option Stock set forth in Schedule 2 opposite his, her or its name; and

               (B) second, the Company agrees to sell the number of shares of Option Stock which, when added to the number of shares of Option Stock sold by the Option Stockholders pursuant to clause (A) above, equals the Actual Exercise Amount.

         (iii) In the event the Actual Exercise Amount is less than or equal to 470,257 shares of Option Stock, then each of the Option Stockholders agrees, severally and not jointly, to sell the number of shares of Option Stock equal to the number of shares of Option Stock granted by such Option

               Stockholder that bears the same proportion to the Actual Exercise Amount as the number of shares of Option Stock set forth in
               Schedule 2 opposite his, her or its name bears to the total number of shares of Option Stock granted by such Option Stockholders collectively, and the Company shall not sell any shares of Option Stock.

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company and the Option Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Option Stockholders of the purchase price by wire transfer in immediately available funds to bank accounts designated by the Company and the Option Stockholders at least two business days prior to the Second Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company and the Option Stockholders shall make the certificates representing the applicable Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

          SECTION 6.  Further Agreements of the Company.  The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably delayed or withheld;

          (f) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least June 15, 2001), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) Upon the request of the Representatives, for a period of two years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders generally and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to submit to general taxation or to file a general consent to service of process in any jurisdiction;

          (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (w) the Stock, (x) shares of Common Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, or (y) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in a private placement transaction (provided that such shares shall not be publicly resold during the period of 90 days after the date of the Prospectus; provided, further, that the holder of shares issued in such a transaction shall furnish to the Representatives at or prior to the time of such issuance a letter in the form of Exhibit A hereto)) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options pursuant to benefit plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each Selling Stockholder of the Company and each executive officer and director of the Company, to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto.

          (j) To apply for the inclusion of the Stock in the National Market System, and to use its best efforts to complete that process, subject only to official notice of issuance, prior to the First Delivery Date;

          (k) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

          (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder; and

          (m) During the period of 90 days from the date of the Prospectus, to obtain an executed letter in the form of Exhibit A hereto from each executive officer and director who has not previously executed such a letter.

          SECTION 7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

          (a) That concurrently with the execution hereof, such Selling Stockholder will execute and deliver to the Representatives a letter in the form of Exhibit A hereto;

          (b) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, or to the extent permitted by applicable law, by the death, incapacity, disability or incompetence, liquidation or dissolution of any Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, to the extent applicable, or the occurrence of any other event; and

          (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

          SECTION 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company (excluding costs and expenses of the Underwriters and their representatives) relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (other than representatives of the Underwriters) engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company's share of the cost of any aircraft chartered in connection with the road show and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

          SECTION 9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject (x) to the accuracy when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein (provided that, in the case of this clause (x), the obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of those representations and warranties that are not qualified as to materiality), (y) to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and (z) to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Lowenstein Sandler PC shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit B.

          (e) Swidler Berlin Shereff Friedman, LLP shall have furnished to the Representatives its written opinion, as special regulatory counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that the statements contained in the Prospectus under the captions "Our Business C Government Regulation" and "Risk Factors C Future government regulation and legal uncertainties could affect our ability to provide our services", to the extent such statements constitute a summary of the United States federal laws, rules and regulations referred to therein, have been reviewed by such counsel and accurately describe in all material respects such United States federal laws, rules and regulations.

          (f) The respective counsel for the Selling Stockholders shall each have furnished to the Representatives its written opinion, as counsel to the Selling Stockholder for whom it is acting as counsel, addressed to the Underwriters and dated such Delivery Date, in substantially the form attached hereto as Exhibit C.

          (g) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board and its chief financial officer stating that:

          (i)  The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of such Delivery Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k) Each Selling Stockholder (or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder in Section 2 are true and correct as of such Delivery Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); and that the Selling Stockholder has complied with all agreements contained herein required to be complied with by the Selling Stockholder on or prior to such Delivery Date.

          (l) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n) The National Market System shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (o) Prior to the First Delivery Date, the Representatives shall have received from each Selling Stockholder and from each executive officer and director of the Company, an executed letter in the form of Exhibit A pursuant to
Section 6(i) hereto.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          SECTION 10.  Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above

(provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning any Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder specifically for inclusion therein; and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees, or any person controlling that Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (b) The Selling Stockholders named in Schedule 2 hereto as the "Designated Selling Stockholders" (the "Designated Selling Stockholders"), severally in proportion to the number of shares of Stock to be sold by each of them hereunder and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary

Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Designated Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g); and provided further that a Designated Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning any other Selling Stockholder furnished to the Company by or on behalf of such other Selling Stockholder specifically for inclusion therein; and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees, or any person controlling that Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). Notwithstanding the foregoing, the aggregate liability of each Designated Selling Stockholder pursuant to the provisions of this Section 10(b) and Section 10(c) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Designated Selling Stockholder from the sale of its shares of Stock hereunder. The foregoing indemnity agreement is in addition to any liability which any Designated Selling Stockholder may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (c) The Selling Stockholders, severally in proportion to the number of shares of Stock to be sold by each of them hereunder and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any

Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or in any Blue Sky application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information concerning such Selling Stockholder furnished to the Company by or on behalf of that Selling Stockholder specifically for inclusion therein, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees, or any person controlling that Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). Notwithstanding the foregoing, the aggregate liability of each Selling Stockholder pursuant to the provisions of this Section 10(c) and Section 10(b), if applicable, shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its shares of Stock hereunder. The foregoing indemnity agreement is in addition to any liability which any Selling Stockholder may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

          (d) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (e) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgement of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 10 consist of any Underwriter or any Underwriter's officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, consent or judgment includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (f) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders (with the fault of the Company also being considered in determining the fault of the Designated Selling Stockholders) on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Stock purchased under this Agreement received by the Company and the Selling Stockholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders (with the fault of the Company also being considered in determining the fault of the Designated Selling Stockholders) or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(f) are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the foregoing, the aggregate liability of each Selling Stockholder pursuant to the provisions of this Section 10(f) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its shares of Stock hereunder.

          (g) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth in the third sentence of the first paragraph of the cover page and in paragraphs 2, 3, 4, 9 and 11 under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          SECTION 11.  Defaulting Underwriters.

          If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company and the Option Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the

Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

          SECTION 13. Reimbursement of Underwriters' Expenses. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company or the respective Selling Stockholder, as the case may be, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock and upon demand the Company or the respective Selling Stockholder, as the case may be, shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 12 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

          SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York NY 10285;

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:

Edward B. Jordan, (Fax: (609) 275-8600), with a copy to Peter H. Ehrenberg, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (fax:
973-597-2351); and

          (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Stockholder set forth on Schedule 2 hereto.

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian or the attorneys-in-fact acting on behalf of the Selling Stockholders.
 .
          SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 10(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          SECTION 17. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                      Very truly yours,

                                      ITXC Corp.


                                      By_________________________________
                                         Name:
                                         Title:

                                      The Selling Stockholders named in Schedule
                                      2 to this Agreement


                                      By_________________________________
                                         Attorney-in-Fact
Accepted:

Lehman Brothers Inc.
CIBC World Markets Corp.
PaineWebber Incorporated
First Analysis Securities Corporation
Kaufman Bros., L.P.
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By Lehman Brothers Inc.


By______________________________
  Authorized Representative

                                                                       Exhibit A


                            LOCK-UP LETTER AGREEMENT


Lehman Brothers Inc.
CIBC World Markets Corp.
PaineWebber Incorporated
First Analysis Securities Corporation
Kaufman Bros., L.P.,
As Representatives of the several
 Underwriters,
c/o Lehman Brothers Inc.
Three World Financial Center
New York New York 10285

Dear Sirs:

          The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the AShares") of common stock, par value $0.001 per share (the "Common Stock"), of ITXC Corp., a Delaware corporation (the "Company"), from the Company and from certain selling stockholders of the Company (the "Selling Stockholders") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

          In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) or substantially similar securities owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the execution of the Underwriting Agreement, or sell or grant options, rights or warrants with respect to any shares of Common Stock or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except to the Underwriters pursuant to the Underwriting Agreement, for a period of 90/1/ days after the effective date of the Registration Statement relating to the Offering.

          In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

          It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from the undersigned's obligations under this Lock-Up Letter Agreement.

          The undersigned understands that the Company, the Selling Stockholders and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders and the Underwriters.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                      Very truly yours,


                                      By:_________________________________
                                          Name:
                                          Title:



Dated:__________________________


--------------
/1/   240 days solely with respect to VocalTec Communications, Inc..

                                                                       Exhibit B

                       Opinion of Counsel to the Company


     1. Each of the Company and the Domestic Subsidiary (A) has been duly organized and is validly existing as a corporation (in the case of the Company) or limited liability company (in the case of the Domestic Subsidiary) in good standing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and is in good standing as a foreign corporation (in the case of the Company) or limited liability company (in the case of the Domestic Subsidiary) in each jurisdiction in the United States in which its ownership or lease of property or the conduct of its business requires such qualification and (C) has all power and authority necessary to own or hold its properties and conduct the business in which it is engaged, except, in the case of clauses (B) and (C), where the failure to be so qualified and to be in good standing as a foreign corporation (in the case of the Company) or limited liability company (in the case of the Domestic Subsidiary) or to have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; to the best of such firm's knowledge after reasonable investigation, the Company is the sole member of the Domestic Subsidiary, which is organized as a limited liability company, and the Company holds such membership interest free and clear of all liens, encumbrances, equities or claims, other than liens securing the Credit Agreement.

     3. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument known to such counsel;

     4. To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     5. Such counsel has been advised by the Commission that the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration

Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

     6. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

     7. The statements contained in the Prospectus under the captions "Certain U.S. Federal Income Tax Considerations to Non-U.S. Holders", insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof;

     8    The statements contained in the Prospectus under the caption
"Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Stock) constitute accurate summaries of the terms of such capital stock in all material respects;

     9. To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

     10. This Agreement has been duly authorized, executed and delivered by the Company;

     11. The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the schedule annexed to such counsel's opinion furnished to such counsel by the Company, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (as amended through such Delivery Date) or by-laws (as amended through such Delivery Date) of the Company or the organizational documents of the Domestic Subsidiary or (ii) any statute, rule or regulation or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company or its Domestic Subsidiary or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws or by the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than such consents, approvals, authorizations, orders, filings and registrations as have been made or obtained; and

     12. To the best of such counsel's knowledge, except as otherwise disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New Jersey and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware. The opinion of Lowenstein Sandler PC shall also be to the effect that (x) such counsel has acted as counsel to the Company on a regular basis (other than with respect to certain regulatory matters), has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Registration Statement, (y) such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, counsel to the Underwriters and the Company's independent certified public accountants, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and (z) based on the foregoing, together with such counsel's examination of the Registration Statement and the Prospectus and its investigations made in connection with the preparation of the Registration Statement and the Prospectus, no facts have come to the attention of such counsel which lead it to believe that, as of the Effective Date, the Registration Statement (other than the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that, as of its date and the applicable Delivery Date, the Prospectus (other than the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clauses 7 and 8 above).

                                                                       Exhibit C

                 Opinion of Counsel to the Selling Stockholders


     1. The Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Annex A hereto furnished to us by the Selling Stockholder and which the Selling Stockholder has represented to us lists all material agreements to which the Selling Stockholder [and its subsidiaries]/2/ [is/are] a party or by which the Selling Stockholder [and its subsidiaries] [is/are] bound or to which any of the property or assets of the Selling Stockholder [and its subsidiaries] is subject, nor will such actions result in any violation of [the [organizational documents] of the Selling Stockholder or]/3/ any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws and by the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated thereby;

     2. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

     3. The Power-of-Attorney and Custody Agreement have been duly authorized, executed and delivered by the Selling Stockholder and constitute valid and binding agreements of the Selling Stockholder, enforceable in accordance with their respective terms; and

------------------
/2/    Insert if applicable.

/3/ Non-individual Selling Stockholder to fill-in governing organizational documents.

     4. [Option 1 -- The Selling Stockholder has full power, right and authority to sell the shares of Stock to be sold by it and upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to such shares and no action based on any adverse claim may be asserted against the Underwriters.]/4/ or

          [Option 2 -- The Selling Stockholder is the sole registered owner of the shares of Stock to be sold by it; the Selling Stockholder has full power, right and authority to sell such shares and upon payment for and delivery of the shares of Stock in accordance with the

--------------
   /4/ To be used if immediately prior to the transfer to the Underwriters, the shares are included in a global or balance certificate registered in the name of Cede & Co., as nominee for DTC, and are held in the custody of DTC, as securities intermediary, or its agent, and (2) the Underwriters receive security entitlements with respect to the shares through book entries by DTC to the accounts of the Underwriters. This option is used when one of the following situations applies:


     (a) prior to the closing the Selling Stockholder holds share certificates representing the shares to be sold, registered in the name of the Selling Stockholder, and the Selling Stockholder delivers such certificates to the Company's transfer agent, with instructions to transfer such certificates to DTC or Cede & Co., as its nominee, at the closing, for credit of security entitlements to the securities accounts of the underwriters;

     (b) prior to the closing the Selling Stockholder owns security entitlements (with respect to either certificated or uncertificated securities) and transfers such security entitlements to the underwriters by entitlement orders to the Selling Stockholder's securities intermediaries; or

     (c) prior to the closing the shares to be sold are uncertificated securities registered on the books of the Company in the name of the Selling Stockholder, and at the closing the Selling Stockholder instructs the Company to transfer registration of such shares to Cede & Co., as nominee for DTC, for credit of security entitlements to the securities accounts of the underwriters.

Underwriting Agreement, the Underwriters will acquire all of the rights of the Selling Stockholder in such shares and will also acquire their interest in such shares free of any adverse claim.]/5/

          In rendering the opinion in paragraph 4, counsel may assume:

          * If Option 1 for paragraph 4 is used, that (i) DTC is a "securities intermediary" as defined in Section 8-102 of the New York UCC, and the State of New York is the "securities intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC, (ii) the shares of Stock are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing the shares of Stock, (iii) DTC indicates by book entries on its books that security entitlements with respect to the shares of Stock have been credited to the Underwriters' securities accounts and (iv) the Underwriters are purchasing the shares of Stock in good faith and without notice of any adverse claim (within the meaning of the New York UCC); or

          * If Option 2 for paragraph 4 is used, that the Underwriters purchase the Stock in good faith and do not have notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC")) to the shares of Stock.

          Such counsel shall also furnish to the Representatives a written statement, addressed to the Underwriters and dated the First Delivery Date, in form and substance satisfactory to the Representatives, to the effect that such counsel has acted as counsel to the Selling Stockholder on a regular basis, if applicable, and has acted as counsel to the Selling Stockholder in connection with the execution of the Underwriting Agreement, the Power of Attorney and the Custody Agreement.

----------------
   /5/ To be used if the shares sold by the Selling Stockholder (1) are represented by certificates registered in the name of the Selling Stockholder (and not in the name of DTC or a nominee thereof) and (2) are delivered at the closing of the secondary offering to the Underwriters, accompanied by a stock power or other indorsement.